UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As discussed in Item 5.02 below, on December 15, 2005, the Board of Directors of Cabela’s Incorporated (the “Company”) appointed Stephen P. Murray as a new director. A summary of the compensation currently provided to the Company’s non-employee directors is incorporated herein by reference from Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 27, 2004.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 15, 2005, Stephen P. Murray was appointed by the Board of Directors to serve as a Class II director of the Company to hold office for a term expiring at the Annual Meeting of Stockholders held in 2006. Mr. Murray has not yet been appointed to any committees of the Board of Directors. A copy of the press release announcing Mr. Murray’s appointment is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	99	Press release dated December 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: December 19, 2005	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press release dated December 19, 2005